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                                                                     EXHIBIT 5.1

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August 6, 2001

Nestor, Inc.
One Richmond Square
Providence, Rhode Island 02906

                  Re:      Registration Statement on Form S-4
                           ----------------------------------

Gentlemen:

         We have acted as special counsel to Nestor, Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4, registration No. 333-63560 (as amended, the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended, registering 32,338,602 shares of the Company's common stock, par value $0.01 per share (the "SHARES"), which are to be issued in accordance with the following: (i) 16,757,368 Shares to NTS Investors, LLC, a Delaware limited liability company; and (ii) 15,581,234 Shares to the holders of common stock, par value $0.01 per share, of Nestor Traffic Systems, Inc. ("NTS"), a Delaware corporation (except for the 900,000 shares of NTS common stock owned by the Company, which will be automatically canceled without any consideration therefore), pursuant to that certain Agreement and Plan of Merger, dated as of June 14, 2001 by and among the Company, NTS and Nestor Merger Sub Corp., a Delaware corporation (the "MERGER AGREEMENT").

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, without independent investigation, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon the foregoing and subject to the other limitations set forth herein, we are of the opinion that the Shares covered by the Registration Statement, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         The opinion set forth is subject, as to enforcement, to: (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors; and (ii) general equitable principles.


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August 6, 2001
Page 2


         It is understood that this opinion is to be used only in connection with the issuance of the shares while the Registration Statement is in effect.

         We are members of the bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, Delaware General Corporate Law and the federal laws of the United States.

         We assume no obligation to advise you of any changes to this opinion which may come to our attention after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without the express written consent of this firm.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder or that we are "experts" within the meaning of such act, rules and regulations.


                                          Very truly yours,


                                          /s/ Baer Marks & Upham LLP


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